Exhibit 99.1


                           CERTIFICATION OF
                        CHIEF EXECUTIVE OFFICER
                      AND CHIEF FINANCIAL OFFICER
                              PURSUANT TO
                        18 U.S.C. SECTION 1350,
                        AS ADOPTED PURSUANT TO
             SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Chapeau, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Guy A. Archbold, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  Guy A. Archbold
---------------------------
Guy A. Archbold
Chief Executive Officer
And Chief Financial Officer



May 15, 2003